Exhibit 99.03

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Citigroup Inc.:

We consent to the incorporation by reference in the Registration Statements on:

• Form S-3
Nos. 33-62903, 33-63663, 333-12439, 333-20803, 333-21143, 333-37992, 333-44549, 333-46628, 333-48474, 333-49442, 333-50338, 333-56088, 333-68949, 333-57364, 333-68989, 333-75554, 333-102206, 333-103940, 333-105316, 333-106510, 333-106598, 333-108047, 333-117615, 333-122925, 333-132177, 333-132370, 333-135163, 333-135867, 333-142849, 333-146471, 333-152454, 333-154914, 333-157386, 333-157459, 333-172554, 333-172562, 333-186425, 333-191056, 333-192302, 333-214120 and 333-216372

• Form S-8	Nos. 333-58460, 333-58458, 333-02811, 333-56589, 333-63016, 333-101134, 333-107166, 333-124635, 333-163852, 333-166242, 333-166215, 333-173683, 333-181647, 333-203791, 333-203792 and 333-211479

of Citigroup Inc. of our reports dated February 24, 2017, except as to Notes 3, 6, 14, 15, 16, 18, 24, 26 and 28 which are as of June 16, 2017, with respect to the consolidated balance sheet of Citigroup Inc. and subsidiaries (the “Company” or “Citigroup”) as of December 31, 2016 and 2015, the related consolidated statements of income, comprehensive income, changes in stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2016, which reports appear in exhibit 99.01 of Citigroup's Current Report on Form 8-K filed on June 16, 2017.

/s/ KPMG LLP
New York, New York
June 16, 2017